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                             ARTICLES SUPPLEMENTARY

                                       TO

           THE ARTICLES OF INCORPORATION OF BNY HAMILTON FUNDS, INC.


                  BNY Hamilton Funds, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                           FIRST: Immediately prior to the filing of these Articles Supplementary (i) the Corporation was authorized to issue twenty billion (20,000,000,000) shares of capital stock designated as Common Stock and having a par value of one tenth of one cent ($.001) per share for an aggregate par value of twenty million dollars ($20,000,000), (ii) 16,200,000,000 authorized shares of Common Stock were previously classified by the Board of Directors and were allocated among the Corporation's ten series as follows:

          BNY Hamilton Equity Income Fund
                   Institutional Class                          200,000,000
                   Investor Class                               200,000,000

          BNY Hamilton Intermediate
            Government Fund
                   Institutional Class                          200,000,000
                   Investor Class                               200,000,000

          BNY Hamilton Intermediate New
            York Tax-Exempt Fund
                   Institutional Class                          200,000,000
                   Investor Class                               200,000,000

          BNY Hamilton Money Fund
                   Hamilton Class                             3,000,000,000
                   Hamilton Premier Class                     3,000,000,000
                   Hamilton Classic Class                     3,000,000,000

          BNY Hamilton Treasury Money Fund
                   Hamilton Class                             2,000,000,000
                   Hamilton Premier Class                     2,000,000,000




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          BNY Hamilton Large Cap Growth Fund
                   Institutional Class                          200,000,000
                   Investor Class                               200,000,000

          BNY Hamilton Small Cap Growth Fund
                   Institutional Class                          200,000,000
                   Investor Class                               200,000,000

          BNY Hamilton International Equity Fund
                   Institutional Class                          200,000,000
                   Investor Class                               200,000,000

          BNY Hamilton Intermediate Investment Grade Fund
                   Institutional Class                          200,000,000
                   Investor Class                               200,000,000

          BNY Hamilton Intermediate Tax-Exempt Fund
                   Institutional Class                          200,000,000
                   Investor Class                               200,000,000

         and (iii) the remaining 3,800,000,000 authorized shares of Common Stock were undesignated as to series or class.

                           SECOND: Acting pursuant to authority granted to the Board of Directors in Article FIFTH of the Corporation's Articles of Incorporation, as amended, and Section 2-105 of the Maryland General Corporation Law to classify and reclassify authorized but unissued shares of Common Stock and of each series thereof, the Board of Directors has (i) increased the number of shares of Common Stock designated as shares of the BNY Hamilton Treasury Money Fund Series from 4,000,000,000 shares to 6,000,000,000 shares, (ii) reclassified the existing BNY Hamilton Treasury Money Fund Series into three classes, which are designated as the "Hamilton" class, the "Hamilton Premier" class and the "Hamilton Classic" class, and (iii) provided for the issuance of shares of each such class. Each class so created shall consist, until further changed, of the number of shares allocated to such class by the Board of Directors as set forth below:

                  BNY Hamilton Treasury Money Fund
                           Hamilton class                  2,000,000,000
                           Hamilton Premier class          2,000,000,000
                           Hamilton Classic class          2,000,000,000



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         with the result that the authorized shares of Common Stock are now allocated as follows:

         BNY Hamilton Equity Income Fund
                  Institutional Class                            200,000,000
                  Investor Class                                 200,000,000

         BNY Hamilton Intermediate
           Government Fund
                  Institutional Class                            200,000,000
                  Investor Class                                 200,000,000

         BNY Hamilton Intermediate New
           York Tax-Exempt Fund
                  Institutional Class                            200,000,000
                  Investor Class                                 200,000,000

         BNY Hamilton Money Fund
                  Hamilton Class                               3,000,000,000
                  Hamilton Premier Class                       3,000,000,000
                  Hamilton Classic Class                       3,000,000,000

         BNY Hamilton Treasury Money Fund
                  Hamilton Class                               2,000,000,000
                  Hamilton Premier Class                       2,000,000,000
                  Hamilton Classic Class                       2,000,000,000

         BNY Hamilton Large Cap Growth Fund
                  Institutional Class                            200,000,000
                  Investor Class                                 200,000,000

         BNY Hamilton Small Cap Growth Fund
                  Institutional Class                            200,000,000
                  Investor Class                                 200,000,000

         BNY Hamilton International Equity Fund
                  Institutional Class                            200,000,000
                  Investor Class                                 200,000,000

         BNY Hamilton Intermediate Investment Grade Fund
                  Institutional Class                            200,000,000
                  Investor Class                                 200,000,000



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         BNY Hamilton Intermediate Tax-Exempt Fund
                  Institutional Class                            200,000,000
                  Investor Class                                 200,000,000

         and the remaining 1,800,000,000 authorized shares of Common Stock remain undesignated as to series or class.

                           THIRD: The terms of the shares of each series, and class thereof, designated above are as set forth in the Corporation's Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland on May 1, 1992, as amended by Articles of Amendment, dated June 29, 1992 and January 22, 1997, and supplemented by Articles Supplementary, dated June 29, 1994, August 15, 1995 and January 22, 1997.

                           FOURTH: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

                           FIFTH: After giving effect to the foregoing, the total number of shares of capital stock that the Corporation has authority to issue remains unchanged.





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                  IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on April ____, 1999.


WITNESS:                                    BNY HAMILTON FUNDS, INC.



By:_________________________                By:_________________________
Name:                                       Name:
Title:                                      Title:



                  THE UNDERSIGNED, _________________ of BNY Hamilton Funds, Inc., who executed on behalf of the corporation Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said corporation the foregoing Articles Supplementary to be the corporate act of said corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                     ---------------------------------
                                     Name:



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